Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard St. Victoria BC 250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies
Notice of Articles BUSINESS CORPORATIONS ACT
RON TOWNSHEND December 5, 2011

This Notice of Articles was issued by the Registrar on: December 5, 2011 11:08 AM Pacific Time

Incorporation Number:	C0913693

Recognition Date and Time:	Continued into British Columbia on June 22, 2011 10:21 AM Pacific Time

NOTICE OF ARTICLES
Name of Company:
REPLICEL LIFE SCIENCES INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
800 885 WEST GEORGIA STREET	800 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1	VANCOUVER BC V6C 3H1
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
800 885 WEST GEORGIA STREET	800 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1	VANCOUVER BC V6C 3H1
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Hall, David

Mailing Address:	Delivery Address:
SUITE 1225, 888 DUNSMUIR STREET	SUITE 1225, 888 DUNSMUIR STREET
VANCOUVER BC V6C 3K4	VANCOUVER BC V6C 3K4
CANADA	CANADA

Last Name, First Name, Middle Name:
Lewis, Peter

Mailing Address:	Delivery Address:
2062 ACADIA ROAD	2062 ACADIA ROAD
VANCOUVER BC V6T 1R5	VANCOUVER BC V6T 1R5
CANADA	CANADA

Last Name, First Name, Middle Name:
Jensen, Peter

Mailing Address:	Delivery Address:
SUITE 1820, 925 WEST GEORGIA STREET	SUITE 1820, 925 WEST GEORGIA STREET
VANCOUVER BC V6C 3L2	VANCOUVER BC V6C 3L2
CANADA	CANADA

Last Name, First Name, Middle Name:
Hoffmann, Rolf

Mailing Address:	Delivery Address:
24 IN DEN ESCHMATTEN	24 IN DEN ESCHMATTEN
FREIBURG 79117	FREIBURG 79117
GERMANY	GERMANY

Last Name, First Name, Middle Name:
Challis, John

Mailing Address:	Delivery Address:
3710 SOUTHRIDGE DRIVE	3710 SOUTHRIDGE DRIVE
VANCOUVER BC V7V 3H8	VANCOUVER BC V7V 3H8
CANADA	CANADA

RESOLUTION DATES:
Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:
November 18, 2011
December 5, 2011

AUTHORIZED SHARE STRUCTURE

Page: 2 of 3

1.	No Maximum Common Shares	Without Par Value

Without Special Rights or
Restrictions attached

2.	No Maximum Preferred Shares	Without Par Value

With Special Rights or
Restrictions attached

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